Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

FOX REPORTS SECOND QUARTER FISCAL 2021

NET INCOME OF $230 MILLION,

EARNINGS PER SHARE OF $0.37

REVENUES OF $4.09 BILLION, AN INCREASE OF 8%

AND ADJUSTED EBITDA OF $305 MILLION, AN INCREASE OF 17%

NEW YORK, NY, February 9, 2021 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended December 31, 2020.

The Company reported quarterly net income of $230 million, as compared to the $314 million reported in the prior year quarter. The change in net income was primarily due to higher gains recognized in Other, net in the prior year quarter. Net Income attributable to Fox Corporation stockholders was $224 million ($0.37 per share) as compared to $300 million ($0.48 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 increased 45% to $93 million from the $64 million reported in the prior year quarter. Adjusted earnings per share increased $0.06 to $0.16 per share from the $0.10 reported in the prior year quarter.

Total quarterly revenues increased 8% to $4.09 billion from the $3.78 billion of revenues reported in the prior year quarter driven by revenue growth at the Television and Cable Network Programming segments. Advertising revenues increased 14%, primarily due to record political advertising revenues at the FOX Television Stations, continued linear and digital growth at FOX News Media and the impact of the consolidation of Tubi, Inc. (“Tubi”). Affiliate revenues increased 6% led by growth at the Television segment. The Company also reported a 14% decrease in other revenues, primarily due to lower sports sublicensing revenues at the Cable Network Programming segment as a result of cancelled college football games in the quarter due to Coronavirus Disease 2019 (“COVID-19”). These lower sports sublicensing revenues at the Cable Network Programming segment were offset by a corresponding reduction in sports programming rights amortization.

Quarterly Adjusted EBITDA2 increased 17% to $305 million from the $261 million reported in the prior year quarter, led by higher contributions at the Television and Cable Network Programming segments.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“Once again, the Company delivered exceptional operating and financial results. FOX Television Stations, FOX News Media and Tubi all experienced record highs in the December quarter, led by an unprecedented political advertising cycle at our local television stations, strong digital growth at FOX News Media and an influx of new advertisers at Tubi. We are looking forward to a return to normal entertainment and sports production schedules, and we are grateful to our colleagues and business partners who, during the pandemic, have ensured that our viewers are informed and engaged. Through it all, the fundamentals of our business and our strategic focus have never been stronger.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

REVIEW OF OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	$ Millions
Revenues by Component:

Affiliate fee	$1,518	$1,436	$3,051	$2,830
Advertising	2,282	2,010	3,251	3,051
Other	287	332	502	564

Total revenues	$4,087	$3,778	$6,804	$6,445

Segment Revenues:
Cable Network Programming	$1,488	$1,469	$2,813	$2,754
Television	2,556	2,266	3,906	3,622
Other, Corporate and Eliminations	43	43	85	69

Total revenues	$4,087	$3,778	$6,804	$6,445

Segment EBITDA:
Cable Network Programming	$571	$556	$1,352	$1,240
Television	(185)	(214)	272	37
Other, Corporate and Eliminations	(81)	(81)	(153)	(160)

Adjusted EBITDA[3]	$305	$261	$1,471	$1,117

Depreciation and amortization:
Cable Network Programming	$12	$16	$25	$29
Television	26	14	51	29
Other, Corporate and Eliminations	32	27	62	49

Total depreciation and amortization	$70	$57	$138	$107

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

CABLE NETWORK PROGRAMMING

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	$ Millions
Revenues
Affiliate fee	$928	$957	$1,901	$1,896
Advertising	441	337	740	591
Other	119	175	172	267

Total revenues	1,488	1,469	2,813	2,754
Operating expenses	(786)	(792)	(1,220)	(1,312)
Selling, general and administrative	(137)	(126)	(252)	(216)
Amortization of cable distribution investments	6	5	11	14

Segment EBITDA	$571	$556	$1,352	$1,240

Cable Network Programming reported quarterly segment revenues of $1.49 billion, an increase of $19 million or 1% from the amount reported in the prior year quarter, as higher advertising revenues were largely offset by lower affiliate and other revenues. Advertising revenues increased $104 million or 31% driven by stronger linear and digital results at FOX News Media. Affiliate revenues decreased $29 million or 3% as continued healthy underlying increases in affiliate revenues, led by double-digit growth at FOX News Media, were more than offset by the impact of an accrual for potential distribution credits as a result of cancelled college football games in the quarter due to COVID-19. Other revenues decreased $56 million or 32% as lower sports sublicensing revenues were also the result of cancelled college football games in the quarter due to COVID-19.

Cable Network Programming reported quarterly segment EBITDA of $571 million, an increase of $15 million or 3% from the amount reported in the prior year quarter, primarily due to the revenue increases noted above.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

TELEVISION

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	$ Millions
Revenues
Advertising	$1,841	$1,673	$2,511	$2,460
Affiliate fee	590	479	1,150	934
Other	125	114	245	228

Total revenues	2,556	2,266	3,906	3,622
Operating expenses	(2,540)	(2,284)	(3,254)	(3,227)
Selling, general and administrative	(201)	(196)	(380)	(358)

Segment EBITDA	$(185)	$(214)	$272	$37

Television reported quarterly segment revenues of $2.56 billion, an increase of $290 million or 13% from the amount reported in the prior year quarter, primarily reflecting increases in advertising and affiliate revenues. Advertising revenues increased $168 million or 10%, primarily due to record political advertising revenues at the FOX Television Stations and the impact of the consolidation of Tubi. Affiliate revenues increased $111 million or 23% driven by increases in fees from third-party FOX affiliates and higher average rates per subscriber at the Company’s owned and operated television stations.

Television reported a quarterly segment EBITDA loss of $185 million, an improvement of $29 million from the amount reported in the prior year quarter, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses was primarily due to higher programming rights amortization at FOX Sports, led by contractual rights increases for NFL content, and the impact of the consolidation of Tubi, partially offset by the postponement of certain scripted programming at FOX Entertainment due to COVID-19.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

DIVIDEND

The Company has declared a dividend of $0.23 per Class A and Class B share. This dividend is payable on April 7, 2021 with a record date for determining dividend entitlements of March 10, 2021.

SHARE REPURCHASE PROGRAM

On November 6, 2019, the Company announced the authorization of a $2 billion stock repurchase program. To date, the Company has repurchased $735 million of its Class A common stock and $315 million of its Class B common stock.

IMPACT OF COVID-19

The outbreak of the COVID-19 pandemic has resulted in widespread and continuing negative impacts on the macroeconomic environment and disruption to the Company’s business. Weak economic conditions and increased volatility and disruption in the financial markets pose risks to the Company and its business partners, including advertisers whose expenditures tend to reflect overall economic conditions. The COVID-19 pandemic has caused some of the Company’s advertisers to reduce their spending, and future declines in the economic prospects of advertisers or the economy in general could negatively impact their advertising expenditures further. Depending on the duration and severity of the recession, it could lead to changes in consumer behavior, including increasing numbers of consumers canceling or foregoing subscriptions to multi-channel video programming distributor services, that adversely affect the Company’s affiliate fee and advertising revenues. In addition, the Company’s business depends on the volume and popularity of the content it distributes, particularly sports content. Following the COVID-19 outbreak, sports events to which the Company has broadcast rights were cancelled or postponed and the production of certain entertainment content the Company distributes was suspended. There may be additional content disruptions in the future, and depending on their duration and severity, these disruptions could materially adversely affect the Company’s future advertising revenues and, over a longer period, its future affiliate fee revenues. To the extent the pandemic further negatively impacts the Company’s ability to air sports events, it could result in a significantly greater adverse effect on the Company’s business, financial condition or results of operations than the Company has experienced thus far. In addition, shifting sports schedules may negatively impact the Company’s ability to attract viewers and advertisers to its sports and entertainment programming.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Joe Dorrego, Investor Relations	Megan Klein, Press Inquiries
212-852-7856	310-369-1363

Dan Carey, Investor Relations 212-852-7955

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	$ Millions, except per share amounts
Revenues	$4,087	$3,778	$6,804	$6,445
Operating expenses	(3,346)	(3,091)	(4,514)	(4,559)
Selling, general and administrative	(442)	(431)	(830)	(783)
Depreciation and amortization	(70)	(57)	(138)	(107)
Impairment and restructuring charges	—	—	(35)	(9)
Interest expense	(99)	(90)	(198)	(180)
Interest income	2	8	3	25
Other, net[4]	172	302	691	287

Income before income tax expense	304	419	1,783	1,119
Income tax expense	(74)	(105)	(436)	(292)

Net income	230	314	1,347	827

Less: Net income attributable to noncontrolling interests	(6)	(14)	(17)	(28)

Net income attributable to Fox Corporation stockholders	$224	$300	$1,330	$799

Weighted average shares:	598	620	601	622

Net income attributable to Fox Corporation stockholders per share:	$0.37	$0.48	$2.21	$1.28

[4]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	June 30, 2020
Assets:	$ Millions
Current assets:
Cash and cash equivalents	$4,502	$4,645
Receivables, net	2,776	1,888
Inventories, net	1,020	856
Other	142	97

Total current assets	8,440	7,486

Non-current assets:
Property, plant and equipment, net	1,606	1,498
Intangible assets, net	3,170	3,198
Goodwill	3,408	3,409
Deferred tax assets	3,963	4,358
Other non-current assets	2,167	1,801

Total assets	$22,754	$21,750

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,213	$1,906

Non-current liabilities:
Borrowings	7,949	7,946
Other liabilities	1,469	1,482
Redeemable noncontrolling interests	202	305
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	3	3
Additional paid-in capital	9,655	9,831
Retained earnings	1,657	674
Accumulated other comprehensive loss	(401)	(417)

Total Fox Corporation stockholders’ equity	10,917	10,094
Noncontrolling interests	4	17

Total equity	10,921	10,111

Total liabilities and equity	$22,754	$21,750

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2020	2019
	$ Millions
Operating Activities:
Net income	$1,347	$827
Adjustments to reconcile net income to cash provided by (used in) operating activities
Depreciation and amortization	138	107
Amortization of cable distribution investments	11	14
Impairment and restructuring charges	35	9
Equity-based compensation	75	65
Other, net	(691)	(287)
Deferred income taxes	421	246
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(1,011)	(703)
Inventories net of program rights payable	(60)	(354)
Accounts payable and accrued expenses	156	(130)
Other changes, net	(184)	(50)

Net cash provided by (used in) operating activities	237	(256)

Investing Activities:
Property, plant and equipment	(242)	(110)
Acquisitions, net of cash acquired	—	(260)
Purchase of investments	(86)	—
Other investing activities, net	(1)	21

Net cash used in investing activities	(329)	(349)

Financing Activities:
Repurchase of shares	(416)	(421)
Non-operating cash flows from (to) The Walt Disney Company	116	(45)
Settlement of Divestiture Tax prepayment	462	—
Dividends paid and distributions	(176)	(169)
Other financing activities, net	(37)	(3)

Net cash used in financing activities	(51)	(638)

Net decrease in cash and cash equivalents	(143)	(1,243)
Cash and cash equivalents, beginning of year	4,645	3,234

Cash and cash equivalents, end of period	$4,502	$1,991

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended December 31, 2020 and 2019:

	Three Months Ended
	December 31, 2020		December 31, 2019
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income	$230		$314
Less: Net income attributable to noncontrolling interests	(6)		(14)

Net income attributable to Fox Corporation stockholders	$224	$0.37	$300	$0.48
Other, net[5]	(175)	(0.29)	(307)	(0.50)
Tax provision	44	0.07	71	0.11
Rounding	—	0.01	—	0.01

As adjusted	$93	$0.16	$64	$0.10

[5]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2020

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and six months ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	$ Millions
Net income	$230	$314	$1,347	$827
Add:
Amortization of cable distribution investments	6	5	11	14
Depreciation and amortization	70	57	138	107
Impairment and restructuring charges	—	—	35	9
Interest expense	99	90	198	180
Interest income	(2)	(8)	(3)	(25)
Other, net	(172)	(302)	(691)	(287)
Income tax expense	74	105	436	292

Adjusted EBITDA	$305	$261	$1,471	$1,117